UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[Social media post first used on May 29, 2024]

Time is running out. Every VOTE is vital right now. Keep the future moving forward and VOTE TODAY. Call Alliance Advisors at (855) 935-2562 (toll-free), 1-551-210-9929 (international) or Click HERE [link to 2024 Annual Meeting landing page] to have your voice heard.

[Email to stockholders first used on May 29, 2024]
Hi [name of stockholder],

As a valued Nikola stockholder, we appreciate your support in our mission to be pioneers for a zero-emission world. We have made measurable and exciting progress with our FCEVs and BEVs on North American roads. We’d like to remind you of the important role investors such as yourself have in helping to steer the future of Nikola. The deadline to vote is June 4, 2024 at 11:59 p.m. ET. We are counting on your vote so that we can keep executing at Nikola.

The Nikola team is available to answer any questions you may have.

Best regards,
Soei Shin
Head of Investor Relations

TO VOTE, CALL:
(855) 935-2562 in North America,
+1 (551) 210-9929 if international,
or visit www.proxyvote.com

[Flyer first mailed to stockholders on or about May 29, 2024]

FINAL HOURS TO VOTE

NIKOLA

VOTE TODAY!

VOTING DEADLINE:

Tuesday, June 4, 2024
11:59 p.m., ET

NIKOLA

YOUR VOTE IS CRUCIAL IN SHAPING THE FUTURE OF NIKOLA

AND CREATING A BETTER WORLD FOR THE NEXT GENERATION.

NIKOLA
seaco
TIME IS RUNNING OUT!

We are building a transformative business that tackles decades-old challenges and leads us to a more sustainable tomorrow.

Every day, we get closer to realizing our vision, but we need your vote to keep the future moving forward.

Stockholders as of the close of business on April 19, 2024, are entitled to vote, even if they no longer own the shares.

NIKOLA®

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"). Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions that are not historical fact and, as a result, are subject to risks and uncertainties. Forward-looking statements include but are not limited to the Company's mission, strategy and expected benefits of its business. Risks and uncertainties that may cause actual results to differ include: factors generally affecting the business, operations, and financial condition of the Company; the Company's ability to satisfy customer demand and expectation; and the factors, risks and uncertainties described in the "Risk Factors" section of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2024 filed with the Securities and Exchange Commission (the "SEC"), in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

[Social media post to be first used on or about May 30, 2024]
#NKLA stockholders, less than a week to VOTE! This vote is crucial to keep the future moving forward. Call Alliance Advisors at (855) 935-2562 (toll-free) or 1-551-210-9929 (international) to make your voice count! [link to 2024 Annual Meeting landing page]